EXHIBIT 99.1

Insperity Announces Stock Repurchase Program Expansion
Among Other Matters

HOUSTON – May 16, 2013 –Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today announced that Insperity’s board of directors has authorized an expansion of its stock repurchase program by an additional 1 million shares.  The company has repurchased over 415,000 shares under the plan in 2013, and as a result of the expansion now has 1,413,845 shares available for repurchase.  Purchases may be made from time to time in the open market or in privately negotiated transactions.  Insperity intends to adopt Rule 10b5-1 prearranged stock trading plans to facilitate the repurchase of its common stock during times it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of material nonpublic information.

Insperity’s board of directors also declared a quarterly cash dividend of $0.17 per share.  The dividend will be paid on June 21, 2013, to all stockholders of record as of May 31, 2013.

Insperity is currently analyzing its investment in The Receivable Exchange (“TRE”), an online marketplace for the sale of accounts receivable.  In 2011, Insperity acquired a minority interest in TRE for $2.8 million.  Insperity has recently been informed that TRE’s current valuation estimate is significantly below Insperity’s carrying value.  Accordingly, Insperity expects to record a non-cash impairment charge in the second quarter of 2013 at an amount up to $2.8 million, or $0.11 per share.  Due to federal income tax limitations on capital losses, no tax benefit associated with the impairment is expected to be recognized in the second quarter of 2013.

Insperity, a trusted advisor to America’s best businesses for more than 27 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization™ solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2012 revenues of $2.2 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

6

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

###

7